Exhibit 3.193

File Number 6083-440-7

State of Illinois

Office of

The Secretary of State

Whereas, ARTICLES OF INCORPORATION OF SUPERIOR ZION LANDFILL, INC. INCORPORATED UNDER THE LAWS OF THE STATE OF ILLINOIS HAVE BEEN FILED IN THE OFFICE OF THE SECRETARY OF STATE AS PROVIDED BY THE BUSINESS CORPORATION ACT OF ILLINOIS, IN FORCE JULY 1, A.D. 1984.

Now Therefore, I, Jesse White, Secretary of State of the State of Illinois, by virtue of the powers vested in me by law, do hereby issue this certificate and attach hereto a copy of the Application of the aforesaid corporation.

In Testimony Whereof, I hereto set my hand and cause to be affixed the Great Seal of the State of Illinois, at the City of Springfield, this 29th day of DECEMBER A.D. 1999 and of the Independence of the United States the two hundred and 24th Secretary of State.

Form BCA-2.10 ARTICLES OF INCORPORATION

(Rev. Jan. 1999)

Jesse White

Secretary of State

Department of Business Services

Springfield, IL 62756

http://www.sos.stat&.il.us

Payment must be made by certified check, cashier’s check, Illinois attorney’s check, Illinois C.P.A’s check or money order, payable to “Secretary of State.”

1.	CORPORATE NAME:	Superior Zion Landfill, Inc.

(The corporate name must contain the word “corporation”, “company,” “incorporated,” “limited” or an abbreviation thereof.)

2.	Initial Registered Agent:	CT Corporation System
	Initial Registered Office:	c/o CT Corporation System, 208 South LaSalle Street Chicago, IL Cook County, 60604

3. Purpose or purposes for which the corporation is organized:

(If not sufficient space to cover this point, add one or more sheets of this size.)

To engage in any lawful act or activity for which corporations may be incorporated under the Illinois Business Corporation Act.

4. Paragraph 1: Authorized Shares, Issued Shares and Consideration Received:

Class	Par Value per Share	Number of Shares Authorized	Number of Shares Proposed to be Issued	Consideration to be Received Therefor

Common	$0.10	9,000	1,000	$10,000

Total = $10,000

Paragraph 2: The preferences, qualifications, limitations, restrictions and special or relative rights in respect of the shares of each class are: None

(If not sufficient space to cover this point, add one or more sheets of this size.)

5. OPTIONAL (a) Number of directors constituting the initial board of directors of the corporation: 2

(b) Names and addresses of the persons who are to serve as directors until the first annual meeting of shareholders or until their successors are elected and qualify:

Name	Residential Address	City, State, Zip
G.W. “Bill” Dietrich	1730 Wedgewood Drive West	Elm Grove, WI 53122
George K. Farr	WS331 N6070 Cty Hwy C	Nashotah, WI 53058

6. OPTIONAL:

(a) It is estimated that the value of all property to be owned by the corporation for the following year wherever located will be: $

(b) It is estimated that the value of the property to be located within the State of Illinois during the following year will be: $

(c) It is estimated that the gross amount of business that will be transacted by the corporation during the following year will be: $

(d) It is estimated that the gross amount of business that will be transacted from places of business in the State of Illinois during the following year will be: $

7. OPTIONAL: OTHER PROVISIONS

Attach a separate sheet of this size for any other provision to be included in the Articles of Incorporation, e.g., authorizing preemptive rights, denying cumulative voting, regulating internal affairs, voting majority requirements, fixing a duration other than perpetual, etc.

8. NAME(S) & ADDRESS(ES) OF INCORPORATOR(S)

The undersigned incorporator(s) hereby declare(s), under penalties of perjury, that the statements made in the foregoing Articles of Incorporation are true.

Dated December 29, 1999

(Signatures must be in BLACK INK on original document Carbon copy, photocopy or rubber stamp signatures may only be used on conformed copies.)

NOTE: If a corporation acts as incorporator, the name of the corporation and the state of Incorporation shall be shown and the execution shall be by its president or vice president and verified by him, and attested by its secretary or assistant secretary.

FEE SCHEDULE

•	The initial franchise tax is assessed at the rate at 15/100 of 1 percent ($1.50 per $1,000) on the paid-in capital represented in this state, with a minimum of $25.

•	The filing fee is $75.

•	-The minimum total due (franchise tax + filing fee) is $100.

(Applies when the Consideration to be Received as set forth in Item 4 does not exceed $16,667)

•	The Department of Business Services in Springfield will provide assistance in calculating the total fees if necessary.

Illinois Secretary of State        Springfield, IL 62756

Department of Business Services Telephone (217) 782-9522 or 782-9523

File Number 6083-440-7

State of Illinois

Office of

The Secretary of State

Whereas, ARTICLES OF AMENDMENT TO THE ARTICLES OF INCORPORATION OF SUPERIOR ZION LANDFILL, INC. INCORPORATED UNDER THE LAWS OF THE STATE OF ILLINOIS HAVE BEEN FILED IN THE OFFICE OF THE SECRETARY OF STATE AS PROVIDED BY THE BUSINESS CORPORATION ACT OF ILLINOIS, IN FORCE JULY 1, A.D. 1984.

Now Therefore, I, Jesse White, Secretary of State of the State of Illinois, by virtue of the powers vested in me by law, do hereby issue this certificate and attach hereto a copy of the Application of the aforesaid corporation.

In Testimony Whereof, I hereto set my hand and cause to be affixed the Great Seal of the State of Illinois, at the City of Springfield, this 30th day of MARCH A.D. 2000 and of the Independence of the United States the two hundred and 24th

Secretary of State.

Form BCA-10.30 ARTICLES OF AMENDMENT

(Rev. Jan. 1999)

File # 6083-440-7

Jesse White

Secretary of State

Department of Business Services

Springfield, IL 62756

Telephone (217) 782-1832

Remit payment in check or money order, payable to “Secretary of State.” The filing fee for restated articles of amendment - $100.00

Date 3-30-00

Franchise Tax $

Filing Fee* $25.00

Penalty $

Approved:

http://www.sos.state.il.us

1.	CORPORATE NAME:	Superior Zion Landfill, Inc.

2.	MANNER OF ADOPTION OF AMENDMENT:
The following amendment of the Articles of Incorporation was adopted on March 27, 2000 in the manner indicated below. (“X” one box only)

☐ By a majority of the incorporators, provided no directors were named in the articles of Incorporation and no directors have been elected;

☐ By a majority of the board of directors in accordance with Section 10.10, the corporation having issued no shares as of the time of adoption of this amendment;

☐ By a majority of the board of directors in accordance with Section 10.15, shares having been issued but shareholder action not being required for the adoption of the amendment;

☐ By the shareholders, in accordance with Section 10.20, a resolution of the board of directors having been duly adopted and submitted to the shareholders. At a meeting of shareholders, not less than the minimum number of votes required by statute and by the articles of incorporation were voted in favor of the amendment;

☐ By the shareholders, in accordance with Sections 10.20 and 7.10, a resolution of the board of directors having been duly adopted and submitted to the shareholders. A consent in writing has been signed by shareholders having not less than the minimum number of votes required by statute and by the articles of incorporation. Shareholders who have not consented in writing have been given notice in accordance with Section 7.10;

☒ By the shareholders, in accordance with Sections 10.20 and 7.10, a resolution of the board of directors having been duly adopted and submitted to the shareholders. A consent in writing has been signed by all the shareholders entitled to vote on this amendment.

3. TEXT OF AMENDMENT:

a. When amendment effects a name change, insert the new corporate name below. Use Page 2 for all others amendments.

Article 1: The name of the corporation is:

Onyx Zion Landfill, Inc.

(Effective 3/31/2000) (NEW NAME)

All changes other than name, include on page 2

(over)

Text of Amendment

b. (If amendment affects the corporate purpose, the amended purpose is required to be set forth in its entirety. If there is not sufficient space to do so, add one or more sheets of this size.)

4. The manner, if not set forth in Article 3b, in which any exchange, reclassification or cancellation of issued shares or a reduction of the number of authorized shares of any class below the number of issued shares of that class, provided for or affected by this amendment, is as follows: (if not applicable, insert “No change”)

5. (a) The manner, if not set forth in Article 3b, in which said amendment effects a change in the amount of paid-in capital (Paid-in capital replaces the terms Stated Capital and Paid-In Surplus and is equal to the total of these accounts) is as follows: (if not applicable, insert “No change”)

(b) The amount of paid-in capital (Paid-in Capital replaces the terms Stated Capital and Paid-in Surplus and is equal to the total of these accounts) as changed by this amendment is as follows: (if not applicable, insert “No change”)

	Before Amendment	After Amendment
Paid-in Capital	$	$

(Complete either item 6 or 7 below. All signatures must be in BLACK INK.)

6. The undersigned corporation has caused this statement to be signed by its duly authorized officers, each of whom affirms, under penalties of perjury, that the facts stated herein are true.

7. If amendment is authorized pursuant to Section 10.10 by the incorporators, the incorporators must sign below, and type or print name and title.

OR

If amendment is authorized by the directors pursuant to Section 10.10 and there are no officers, then a majority of the directors or such directors as may be designated by the board, must sign below, and type or print name and title.

The undersigned affirms, under the penalties of perjury, that the facts stated herein are true.

FORM BCA 10.30 (rev. Dec. 2003)

ARTICLES OF AMENDMENT

Business Corporation Act

Secretary of State

Department of Business Services

Springfield, Il. 62756

217-782-1832

www.cyberdriveillinois.com

Remit payment in the form of a check or money order payable to Secretary of State

File #60834407, Filing Fee: $50, Approved:

Submit in duplicate, Type or Print clearly in black ink, Do not write above this line

1.	Corporate Name (See Note 1 on page 4.):	Onyx Zion Landfill, Inc.

2.	Manner of Adoption of Amendment:
The following amendment of the Articles of incorporation was adopted on December 31, 2005 in the manner indicated below.

Mark an “X” in one box only.

☐ By a majority of the incorporators, provided no directors were named in the articles of Incorporation and no directors have been elected. (See Note 2 on page 4.)

☐ By a majority of the board of directors in accordance with Section 10.10, the corporation having issued no shares as of the time of adoption of this amendment. (See Note 2 on page 4.)

☐ By a majority of the board of directors in accordance with Section 10.15, shares having been issued but shareholder action not being required for the adoption of the amendment. (See Note 3 on page 4.)

☐ By the shareholders, in accordance with Section 10.20, a resolution of the board of directors having been duly adopted and submitted to the shareholders. At a meeting of shareholders, not less than the minimum number of votes required by statute and by the articles of incorporation were voted in favor of the amendment. (See Note 4 on page 4.)

☐ By the shareholders, in accordance with Sections 10.20 and 7.10, a resolution of the board of directors having been duly adopted and submitted to the shareholders. A consent in writing has been signed by shareholders having not less than the minimum number of votes required by statute and by the Articles of Incorporation. Shareholders who have not consented in writing have been given notice in accordance with Section 7.10. (See Notes 4 and 5 on page 4.)

☒ By the shareholders, in accordance with Sections 10.20 and 7.10, a resolution of the board of directors having been duly adopted and submitted to the shareholders. A consent in writing has been signed by all the shareholders entitled to vote on this amendment. (See Note 5 on page 4.)

3. TEXT OF AMENDMENT:

a. When amendment effects a name change, insert the New Corporate Name below. Use Page 2 for all others amendments.

Article 1: name of the corporation: Veolia ES Zion Landfill, Inc.

THESE ARTICLES OF AMENDMENT HAVE A DELAYED EFFECTIVE DATE OF JULY 1, 2006.

(All changes other than name, include on page 2)

Text of Amendment

b. If amendment affects the corporate purpose, the amended purpose is required to be set forth in its entirety. For more space, attach additional sheets of this size.

N/A

4. The manner, if not set forth in Article 3b, in which any exchange, reclassification or cancellation of issued shares or a reduction of the number of authorized shares of any class below the number of issued shares of that class, provided for or affected by this amendment, is as follows: (if not applicable, insert “No change”):

NO CHANGE

5. a. The manner, if not set forth in Article 3b, in which said amendment effects a change in the amount of paid-in capital is as follows (If not applicable, insert “No change”):

(Paid-in capital replaces the terms Stated Capital and Paid-In Surplus and is equal to the total of these accounts)

NO CHANGE

(b) The amount of paid-in capital as changed by this amendment is as follows (if not applicable, insert “No change”)

(Paid-in Capital replaces the terms Stated Capital and Paid-in Surplus and is equal to the total of these accounts.) (See Note 6 on page 4.)

NO CHANGE

	Before Amendment	After Amendment
Paid-in Capital	$	$

Complete either item 6 or 7 below. All signatures must be in BLACK INK.

6. The undersigned Corporation has caused this statement to be signed by a duly authorized officer who affirms, under penalties of perjury, that the facts stated herein are true and correct.

Dated: June 9, 2006        Onyx Zion Landfill, Inc.

7. If amendment is authorized pursuant to Section 10.10 by the incorporators, the incorporators must sign below, and type or print name and title.

OR

If amendment is authorized by the directors pursuant to Section 10.10 and there are no officers, then a majority of the directors, or such directors as may be designated by the board, must sign below, and type or print name and title.

The undersigned affirms, under the penalties of perjury, that the facts stated herein are true and correct.

File Number 6083-440-7

State of Illinois

Office of

The Secretary of State

To all to whom these Presents Shall Come, Greeting: I, Jesse White, Secretary of State of the State of Illinois, do hereby certify that I am the keeper of the records of the Department of Business Services. I certify that

THE FOREGOING AND HERETO ATTACHED IS A TRUE AND CORRECT COPY, CONSISTING OF 10 PAGES, AS TAKEN FROM THE ORIGINAL ON FILE IN THIS OFFICE FOR VEOLIA ES ZION LANDFILL, INC..*

In Testimony Whereof, I hereto set my hand and cause to be affixed the Great Seal of the State of Illinois, this 2nd day of NOVEMBER A.D. 2012.

OFFICE OF THE SECRETARY OF STATE

JESSE WHITE Secretary of State

DECEMBER 4, 2012 6083-440-7

CT CORPORATION SYSTEM

600 S 2ND ST

SPRINGFIELD, IL 62704

RE ADVANCED DISPOSAL SERVICES ZION LANDFILL, INC.

DEAR SIR OR MADAM:

ENCLOSED YOU WILL FIND THE ARTICLES OF AMENDMENT FOR THE ABOVE NAMED CORPORATION.

FEES IN THIS CONNECTION HAVE BEEN RECEIVED AND CREDITED.

SINCERELY,

JESSE WHITE

SECRETARY OF STATE

DEPARTMENT OF BUSINESS SERVICES

CORPORATION DIVISION

TELEPHONE (217) 782-6961

FORM BCA 10.30 (rev. Dec. 2003)

ARTICLES OF AMENDMENT

Business Corporation Act

Secretary of State

Department of Business Services

Springfield, Il. 62756

217-782-1832

www.cyberdriveillinois.com

Remit payment in the form of a check or money order payable to Secretary of State

File #6083-440-7, Filing Fee: $50, Approved:

Submit in duplicate Type or Print clearly in black ink Do not write above this line

1.	Corporate Name (See Note 1 on page 4.):	VEOLIA ES ZION LANDFILL, INC.

2.	Manner of Adoption of Amendment:
The following amendment of the Articles of incorporation was adopted on November 20, 2012 in the manner indicated below.

Mark an “X” in one box only.

☐ By a majority of the incorporators, provided no directors were named in the articles of Incorporation and no directors have been elected. (See Note 2 on page 4.)

☐ By a majority of the board of directors in accordance with Section 10.10, the corporation having issued no shares as of the time of adoption of this amendment. (See Note 2 on page 4.)

☐ By a majority of the board of directors in accordance with Section 10.15, shares having been issued but shareholder action not being required for the adoption of the amendment. (See Note 3 on page 4.)

☐ By the shareholders, in accordance with Section 10.20, a resolution of the board of directors having been duly adopted and submitted to the shareholders. At a meeting of shareholders, not less than the minimum number of votes required by statute and by the Articles of Incorporation were voted in favor of the amendment. (See Note 4 on page 4.)

☐ By the shareholders, in accordance with Sections 10.20 and 7.10, a resolution of the board of directors having been duly adopted and submitted to the shareholders. A consent in writing has been signed by shareholders having not less than the minimum number of votes required by statute and by the Articles of Incorporation. Shareholders who have not consented in writing have been given notice in accordance with Section 7.10. (See Notes 4 and 5 on page 4.)

☒ By the shareholders, in accordance with Sections 10.20 and 7.10, a resolution of the board of directors having been duly adopted and submitted to the shareholders. A consent in writing has been signed by all the shareholders entitled to vote on this amendment. (See Note 5 on page 4.)

3. TEXT OF AMENDMENT:

a. When amendment effects a name change, insert the New Corporate Name below. Use Page 2 for all others amendments.

Article I: Name of the corporation: ADVANCED DISPOSAL SERVICES ZION LANDFILL, INC.

(All changes other than name, include on page 2)

Text of Amendment

b. If amendment affects the corporate purpose, the amended purpose is required to be set forth in its entirety. For more space, attach additional sheets of this size.

N/A

4. The manner, if not set forth in Article 3b, in which any exchange, reclassification or cancellation of issued shares or a reduction of the number of authorized shares of any class below the number of issued shares of that class, provided for or affected by this amendment, is as follows: (if not applicable, insert “No change”):

NO CHANGE

5. a. The manner, if not set forth in Article 3b, in which said amendment effects a change in the amount of paid-in capital is as follows (If not applicable, insert “No change”):

(Paid-in capital replaces the terms Stated Capital and Paid-In Surplus and is equal to the total of these accounts.)

NO CHANGE

(b) The amount of paid-in capital as changed by this amendment is as follows (If not applicable, insert “No change”)

(Paid-in Capital replaces the terms Stated Capital and Paid-in Surplus and is equal to the total of these accounts.) (See Note 6 on page 4.)

NO CHANGE

	Before Amendment	After Amendment
Paid-in Capital	$	$

Complete either item 6 or 7 below. All signatures must be in BLACK INK.

6. The undersigned Corporation has caused this statement to be signed by a duly authorized officer who affirms, under penalties of perjury, that the facts stated herein are true and correct.

Dated: November 29, 2012        VEOLIA ES ZION LANDFILL, INC.

7. If amendment is authorized pursuant to Section 10.10 by the incorporators, the incorporators must sign below, and type or print name and title.

OR

If amendment is authorized by the directors pursuant to Section 10.10 and there are no officers, a majority of the directors, or such directors as may be designated by the board, must sign below, and type or print name and title.

The undersigned affirms, under the penalties of perjury, that the facts stated herein are true and correct.

NOTES AND INSTRUCTIONS

1. State the true exact corporate name as it appears on the records of the Office of the Secretary of State BEFORE any amendments herein reported.

2. Incorporators are permitted to adopt amendments ONLY before any shares have been issued and before any directors have been named or elected.(§ 10.10)

3. Directors may adopt amendments without shareholder approval in only seven instances, as follows:

a. To remove the names and addresses of directors named In the Articles of Incorporation.

b. To remove the name and address of the initial registered agent and registered office, provided a statement pursuant to §5.10 is also filed.

c. To increase, decrease, create or eliminate the par value of the shares of any class, so long as no class or series of shares is adversely affected.

d. To spilt the issued whole shares and unissued authorized shares by multiplying them by a whole number, so long as no class or series is adversely affected thereby.

e. To change the corporate name by substituting the word “corporation,” “incorporated,” “company,” “limited” or the abbreviation “corp.,” ‘‘inc.,” “co.,” or “ltd,” for a similar word or abbreviation in the name, or by adding a geographical attribution to the name.

f. To reduce the authorized shares of any class pursuant to a cancellation statement filed In accordance with §9.05.

g. To restate the Articles of Incorporation as currently amended.(§10.15)

4. All amendments not adopted under §10.10 or §10.15 require (1) that the board of directors adopt a resolution setting forth the proposed amendment and (2) that the shareholders approve the amendment.

Shareholder approval may be (1) by vote at a shareholders’ meeting (either annual or special) or (2) by consent, in writing, without a meeting.

To be adopted, the amendment must receive the affirmative vote or consent of the holders of at least two-thirds of the outstanding shares entitled to vote on the amendment (but if class voting applies, then also at least a two-thirds vote within each class is required).

The Articles of Incorporation may supersede the two-thirds vote requirement by specifying any smaller or larger vote requirement not less than a majority of the outstanding shares entitled to vote and not less than a majority within each class when class voting applies.(§10.20)

5. When shareholder approval Is by consent, all shareholders must be given notice of the proposed amendment at least five days before the consent is signed. If the amendment Is adopted, shareholders who have not signed the consent must be promptly notified of the passage of the amendment. (§§7.10 & 10.20)

6. In the event of an increase in paid-in capital, the corporation must pay all applicable franchise taxes, penalties and interest before this document can be accepted for filing.